Exhibit 99.1

MEDIA CONTACT: Jason Glashow +1 781 464 3260 public.affairs@biogen.com	INVESTOR CONTACT: Matt Calistri +1 617 679 3342 IR@biogen.com

BIOGEN ANNOUNCES MANAGEMENT CHANGE

Cambridge, MA (June 13, 2017) — Biogen (NASDAQ: BIIB) announced today that Paul Clancy, Executive Vice President, Finance & Chief Financial Officer (CFO) will leave the organization to join another biopharmaceutical company. Mr. Clancy will remain at the Company through the second quarter and assist with the transition.

“I want to thank Paul for his more than sixteen years of distinguished service to Biogen, and especially for his last ten years as our CFO,” stated Michel Vounatsos, Biogen’s Chief Executive Officer. “Paul helped transform Biogen into the global biotechnology leader it is today and helped to prepare us for the bright future we believe lies ahead.”

Paul Clancy commented, “I am fortunate to have worked in such a remarkable organization and am pleased to have been a part of Biogen’s success. Biogen has a rich portfolio of products and pipeline and can look forward to even greater success under Michel’s leadership.”

The Company also announced that Greg Covino, Biogen’s Chief Accounting Officer, will serve as the Company’s interim Principal Financial Officer as the company conducts a search for a new CFO.

About Biogen

Through cutting-edge science and medicine, Biogen discovers, develops and delivers worldwide innovative therapies for people living with serious neurological and neurodegenerative diseases. Founded in 1978, Biogen is a pioneer in biotechnology, and today the company has the leading portfolio of medicines to treat multiple sclerosis; has introduced the first and only approved treatment for spinal muscular atrophy; and is at the forefront of neurology research for conditions including Alzheimer’s disease, Parkinson’s disease and amyotrophic lateral sclerosis. Biogen also manufactures and commercializes biosimilars of advanced biologics. For more information, please visit www.biogen.com. Follow us on social media – Twitter, LinkedIn, Facebook, YouTube.

Biogen Safe Harbor

This press release contains forward-looking statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to Biogen’s business activities. These forward-looking statements may be accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “except,” “forecast,” “intend,” “may,” “plan,” “potential,” “possible,” “will” and other words and terms of similar meaning. You should not place undue reliance on these statements or the scientific data presented.

These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements, including, without limitation: risks relating to management and key personnel changes; failure to compete effectively; difficulties in obtaining and maintaining adequate coverage, pricing and reimbursement for our products; potential future healthcare reforms; the occurrence of adverse safety events; failure to protect and enforce our data, intellectual property and other proprietary rights and uncertainties relating to intellectual property claims and challenges; uncertainty of success in developing, licensing or acquiring other product candidates or additional indications for existing products; delay in approval of our drug candidates; product liability claims; and third party collaboration risks. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in Biogen’s most recent annual or quarterly report and in other reports Biogen has filed with the U.S. Securities and Exchange Commission. These statements are based on our current beliefs and expectations and speak only as of the date of this press release. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

###